SCHEDULE II
..
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                    SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

CONVERTIBLE NOTES- TLXNS LUX 7.5% CV

           GABELLI FUNDS, LLC.
               GABELLI GLOBAL MULTIMEDIA TRUST
                       4/22/04              300-             *DO
               GABELLI DIVIDEND & INCOME TRUST
                       4/22/04              950-             *DO
               GABELLI CONVERTIBLE FUND
                       4/22/04            2,600-             *DO

(1) THE TRANSACTIONS ON 4/22/2004 WERE MADE IN CONNECTION WITH THE ISSUER'S EXCHANGE OFFER DESCRIBED IN ITEM 3 OF THIS AMENDMENT
 TO SCHEDULE 13D.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.